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                                                                 Exhibit 23.6

                CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (333-01574), (333-12789), and (333-24531); on Form S-3
(333-10383) and (333-14025); and on Form S-4 (333-13133) of U.S. Office
Products Company of our report dated May 23, 1996, except for Note N as to which the date is October 14, 1996, relating to the financial statements of Bay State Computer Group, Inc., included in this Current Report on Form 8-K, dated April 25, 1997, of U.S. Office Products Company.

                                  Parent, McLaughlin & Nangle
                                  Boston, Massachusetts

April 24, 1997